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                                                                  Exhibit 24(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of TRC Companies, Inc. of our report dated August 26, 1997, which appears on page 23 of the 1997 Annual Report to Shareholders which is incorporated by reference in the TRC Companies, Inc. Annual Report on Form 10-K for the year ended June 30, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 12 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PRICE WATERHOUSE LLP

Hartford, Connecticut
June 22, 1998